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                                                                       Form 10-K
                                                                      Exhibit 21




                                 SUBSIDIARIES OF
                          CITIZENS BANKING CORPORATION



                                                              Jurisdiction or
                                                             Incorporation of
                                                               Organization
Direct Bank Subsidiaries (all wholly owned)

        Citizens Bank                                            Michigan
        Citizens Bank - Illinois, N.A.                      National Association

Indirect Nonbank Subsidiaries (all wholly owned)
        Citizens Commercial Leasing Corporation                  Michigan
        CB Financial Services, Inc.                              Michigan
        Citizens Title Services, Inc.                            Michigan
        Citizens Bank Mortgage Corporation                       Michigan


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